Exhibit 99.2

UNIFI®, Makers of REPREVE®, Reports Strong Gross Margin and Cash Generation in First Quarter Fiscal 2027 Results, and Closing of a $60 Million Non-Strategic Asset Sale to Eliminate an Outstanding $55.5 Million Term Loan

Strategic initiatives drive continued improvement in profitability, cash flow generation and balance sheet strength

GREENSBORO, N.C., October 29, 2026 – Unifi, Inc. (NYSE: UFI), the makers of REPREVE® and one of the world’s leading innovators in recycled and synthetic yarns, today released operating results for the first fiscal quarter ended September 27, 2026.

Highlights

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Net sales were $127.9 million, a decrease of 5.7% from the first quarter of fiscal 2026.
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Revenues from REPREVE Fiber products were $36.4 million and represented 29% of net sales, compared to $39.3 million or 29% of net sales for the first quarter of fiscal 2026.
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Gross profit was $12.5 million and gross margin was 9.8%, compared to gross profit of $3.4 million and gross margin of 2.5% for the first quarter of fiscal 2026.
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SG&A expenses were $11.5 million, a decrease of 4.1% from the first quarter of fiscal 2026, primarily driven by cost reduction efforts.
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Net loss was $2.0 million, or $0.11 per share, compared to a net loss of $11.4 million, or $0.62 per share, for the first quarter of fiscal 2026.
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Adjusted EBITDA* was $6.1 million, compared to a loss of $(2.5) million for the first quarter of fiscal 2026.
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Cash provided by operating activities was $3.7 million during the first quarter of fiscal 2027, marking the fourth consecutive quarter of positive cash generation.
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Debt principal was $90.9 million and Net Debt* was $64.8 million at September 27, 2026.
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Continued efforts across innovation and traceability through the introductions of CofiraTM, a versatile dual function yarn, Resist2OTM Pro, an advanced water-resistant yarn, and YarnProofTM, supporting compliance with yarn-forward requirements in North and Central America.
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On October 28, 2026, a previously announced sale of non-strategic real estate assets was completed with gross proceeds of $60.0 million, allowing for the full payoff of an existing term loan balance of $55.5 million.

Eddie Ingle, Chief Executive Officer of Unifi, Inc., stated, “Our results for the first quarter demonstrate the continued benefits of the actions that have been implemented to improve operational efficiency and enhance both our cash generation and profitability performance. This is evident by the significant increase in gross profit year-over-year, which highlights the improved earnings potential of our business and our progress towards building a more profitable operating platform. Additionally, the recent closing on the sale of two non-strategic assets represents another important milestone in our plan to reduce debt and strengthen the balance sheet, helping create greater financial flexibility as we continue to execute our strategic priorities.”

First Quarter Fiscal 2027 Compared to First Quarter Fiscal 2026

Net sales decreased to $127.9 million from $135.7 million, primarily due to tepid customer ordering patterns in the Americas and Asia Segments stemming from geopolitical, trade, and tariff-related uncertainty, partially offset by higher sales from the Brazil Segment.

Gross profit increased to $12.5 million from $3.4 million. Americas Segment gross profit increased by $6.4 million, primarily as a result of multi-year cost reduction efforts. Brazil Segment gross profit increased by $2.5 million, primarily due to favorable pricing dynamics and sales mix. Accordingly, operating loss, net loss, and Adjusted EBITDA all improved significantly.

Cash provided by operating activities was $3.7 million compared to cash used of $8.9 million, reflecting stronger earnings performance and continued working capital discipline.

Net Debt* was $64.8 million as of September 27, 2026 compared to $67.4 million as of June 28, 2026.

Outlook

During fiscal 2027, the Company continues:

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To focus on leveraging the improved cost footprint while investing in innovation.
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Managing the balance sheet to ensure that the Company remains better positioned to capitalize on improved business conditions and grow over time.
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To expect sales and profitability to improve from fiscal 2026 as the Company realizes full-year benefits from portfolio management actions, cost containment initiatives, and improved operating execution.

During the second quarter of fiscal 2027, the Company expects the following year-over-year factors:

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Cost savings and stable demand aid the Americas Segment.
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Brazil Segment sales and profitability should be consistent, while raw material inflation pressures will negatively impact working capital.
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The Asia Segment will remain pressured due to regional softness and geopolitical volatility, but profitability should remain stable given the asset light business model in the region.

Ingle concluded, “Looking ahead, we remain focused on sustaining the operational improvements that we have made over the last few years. At the same time, we continue to invest in our platform of sustainable solutions, centered on our many REPREVE offerings, and to advance the adoption of innovative solutions that will help drive future growth. While near-term market and geopolitical headwinds persist, we remain confident that we are on the right path to returning Unifi to sustainable growth and enhanced profitability.”

* Adjusted Net Loss, Adjusted EBITDA, and Net Debt are non-GAAP financial measures. The schedules included in this press release reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure.

First Quarter Fiscal 2027 Earnings Conference Call

UNIFI will provide additional commentary regarding its first quarter fiscal 2027 results and other developments during its earnings conference call on October 30, 2026, at 9:00 a.m., Eastern Time. The call can be accessed via a live audio webcast on UNIFI’s website at http://investor.unifi.com. Additional supporting materials and information related to the call will also be available on UNIFI’s website.

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About UNIFI

UNIFI, Inc. (NYSE: UFI) is a global leader in fiber science and sustainable synthetic textiles. Using proprietary recycling technology, UNIFI is a pioneer in scaling the transformation of post-industrial and post-consumer waste into sustainable products. Through REPREVE, the world’s leading brand of traceable, recycled fiber and resin, UNIFI is changing the way industries think about the materials they use – and reuse. A vertically-integrated manufacturer, the company has direct operations in the United States, Colombia, El Salvador, and Brazil, and sales offices all over the world. UNIFI envisions a future where circular and sustainable solutions are the only choice. For more information about UNIFI, visit www.unifi.com.

About REPREVE®

Made by UNIFI, Inc. (NYSE: UFI), REPREVE® is the global leader in recycled performance fibers and resins. Using proprietary recycling technology, REPREVE leverages multiple waste sources, including single-use plastic bottles, ocean-bound plastic, textile waste, and recycled yarn. REPREVE has transformed more than 46 billion plastic bottles and 1 billion T-shirts’ worth of textile waste into recycled fiber, powering globally scalable products for world-leading brands. Made traceable with FiberPrint® technology and certified by U-TRUST®, REPREVE spans apparel, footwear, furnishings, industrial, medical, military, mobility, and packaging. For more information about REPREVE, visit www.repreve.com.

Contact information:

Chris Hodges or Josh Carroll

Alpha IR Group

312-445-2870

UFI@alpha-ir.com

Financial Statements, Business Segment Information and Reconciliations of Reported Results to Adjusted Results to Follow

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended
	September 27, 2026	September 28, 2025
Net sales	$127,920	$135,674
Cost of sales	115,439	132,287
Gross profit	12,481	3,387
Selling, general and administrative expenses	11,462	11,948
Provision (benefit) for bad debts	568	(69)
Restructuring costs, net	—	1,068
Other operating expense, net	475	70
Operating loss	(24)	(9,630)
Interest income	(470)	(375)
Interest expense	1,449	2,003
Equity in earnings of unconsolidated affiliate	(20)	(97)
Loss before income taxes	(983)	(11,161)
Provision for income taxes	1,037	196
Net loss	$(2,020)	$(11,357)

Net loss per common share:
Basic	$(0.11)	$(0.62)
Diluted	$(0.11)	$(0.62)

Weighted average common shares outstanding:
Basic	18,588	18,361
Diluted	18,588	18,361

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 27, 2026	June 28, 2026
ASSETS
Cash and cash equivalents	$26,091	$25,072
Receivables, net	73,543	76,666
Inventories	109,245	101,067
Income taxes receivable	753	905
Other current assets	9,052	7,743
Total current assets	218,684	211,453
Property, plant and equipment, net	153,534	158,325
Operating lease assets	5,960	6,532
Deferred income taxes	5,287	5,316
Other non-current assets	4,907	4,807
Total assets	$388,372	$386,433

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$37,500	$31,151
Income taxes payable	1,295	656
Current operating lease liabilities	1,879	2,128
Current portion of long-term debt	12,087	12,371
Other current liabilities	15,169	17,249
Total current liabilities	67,930	63,555
Long-term debt	78,756	79,998
Non-current operating lease liabilities	4,132	4,458
Deferred income taxes	1,004	997
Other long-term liabilities	5,333	5,203
Total liabilities	157,155	154,211

Commitments and contingencies

Common stock	1,859	1,859
Capital in excess of par value	77,954	77,174
Retained earnings	212,467	214,487
Accumulated other comprehensive loss	(61,063)	(61,298)
Total shareholders’ equity	231,217	232,222
Total liabilities and shareholders’ equity	$388,372	$386,433

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Three Months Ended
	September 27, 2026	September 28, 2025
Cash and cash equivalents at beginning of period	$25,072	$22,664
Operating activities:
Net loss	(2,020)	(11,357)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Equity in earnings of unconsolidated affiliate	(20)	(97)
Depreciation and amortization expense	5,759	5,977
Non-cash compensation expense	780	801
Loss on foreign currency transaction, net	91	—
Deferred income taxes	29	(372)
Other, net	2	182
Changes in assets and liabilities	(944)	(4,054)
Net cash provided (used) by operating activities	3,677	(8,920)

Investing activities:
Capital expenditures	(1,198)	(2,029)
Proceeds from the sale of assets	40	23
Net cash used by investing activities	(1,158)	(2,006)

Financing activities:
Proceeds from long-term debt	27,200	51,900
Payments on long-term debt	(28,739)	(43,268)
Other, net	—	—
Net cash (used) provided by financing activities	(1,539)	8,632

Effect of exchange rate changes on cash and cash equivalents	39	185
Net increase (decrease) in cash and cash equivalents	1,019	(2,109)
Cash and cash equivalents at end of period	$26,091	$20,555

BUSINESS SEGMENT INFORMATION

(Unaudited)

(In thousands)

Net sales and gross profit (loss) details for each reportable segment of UNIFI are as follows:

	For the Three Months Ended
	September 27, 2026	September 28, 2025
Americas	$76,962	$85,196
Brazil	32,912	28,761
Asia	18,046	21,717
Consolidated net sales	$127,920	$135,674

	For the Three Months Ended
	September 27, 2026	September 28, 2025
Americas	$4,732	$(1,712)
Brazil	5,136	2,661
Asia	2,613	2,438
Consolidated gross profit	$12,481	$3,387

RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS

(Unaudited)

(In thousands)

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)

The reconciliations of the amounts reported under U.S. generally accepted accounting principles (“GAAP”) for Net loss to EBITDA and Adjusted EBITDA are set forth below.

	For the Three Months Ended
	September 27, 2026	September 28, 2025
Net loss	$(2,020)	$(11,357)
Interest expense, net	979	1,628
Provision for income taxes	1,037	196
Depreciation and amortization expense (1)	5,703	5,921
EBITDA	5,699	(3,612)

Loss on foreign currency transaction, net (2)	91	—
Transition costs (3)	265	—
Restructuring costs, net (4)	—	1,068
Adjusted EBITDA	$6,055	$(2,544)

(1)
Within this reconciliation, depreciation and amortization expense excludes the amortization of debt issuance costs, which are reflected in interest expense, net. However, within the accompanying Condensed Consolidated Statements of Cash Flows, amortization of debt issuance costs is reflected in depreciation and amortization expense.
(2)
In the first quarter of fiscal 2027, UNIFI recorded a foreign currency loss of $91. In December 2025, Brazil declared dividends against the majority of its retained earnings in connection with certain tax law changes related to future dividends. Foreign currency transaction gains (losses) are recorded to reflect changes in the exchange rate of the Brazilian Real to the U.S. Dollar while the dividend payable is outstanding.
(3)
In the first quarter of fiscal 2027, UNIFI recorded various transition costs totaling $265 within Other operating expense, net in connection with the purchase agreement entered into on August 16, 2026 for the sale of two non-strategic real estate assets in Yadkinville, North Carolina.
(4)
In the first quarter of fiscal 2026, UNIFI incurred restructuring costs totaling $1,068 in connection with the consolidation of its yarn manufacturing operations including (i) facility closure and equipment relocation costs (including asset impairments and disposals) of $1,021, and (ii) employee separation costs of $47. The facility closure, equipment relocation, and employee separation costs were all recorded within Restructuring costs in the Condensed Consolidated Statements of Operations.

Adjusted Net Loss and Adjusted EPS (Non-GAAP Financial Measures)

The tables below set forth reconciliations of (i) Loss before income taxes (“Pre-tax Loss”), (ii) Provision for income taxes (“Tax Impact”), (iii) Net loss (“Net Loss”) to Adjusted Net Loss, and (iv) Diluted Earnings Per Share (“Diluted EPS”) to Adjusted EPS. Rounding may impact certain of the below calculations.

	For the Three Months Ended September 27, 2026				For the Three Months Ended September 28, 2025
	Pre-tax Loss	Tax Impact	Net Loss	Diluted EPS	Pre-tax Loss	Tax Impact	Net Loss	Diluted EPS
GAAP results	$(983)	$(1,037)	$(2,020)	$(0.11)	$(11,161)	$(196)	$(11,357)	$(0.62)
Loss on foreign currency transaction, net (1)	91	(16)	75	0.01	—	—	—	—
Transition costs (2)	265	—	265	0.01	—	—	—	—
Restructuring costs, net (3)	—	—	—	—	1,068	—	1,068	0.06
Adjusted results	$(627)	$(1,053)	$(1,680)	$(0.09)	$(10,093)	$(196)	$(10,289)	$(0.56)

Weighted average common shares outstanding				18,588				18,361

(1)
In the first quarter of fiscal 2027, UNIFI recorded a foreign currency loss of $91. In December 2025, Brazil declared dividends against the majority of its retained earnings in connection with certain tax law changes related to future dividends. Foreign currency transaction gains (losses) are recorded to reflect changes in the exchange rate of the Brazilian Real to the U.S. Dollar while the dividend payable is outstanding. The associated tax impact was estimated to be $16, based on the estimated annual tax rate for the period.
(2)
In the first quarter of fiscal 2027, UNIFI recorded various transition costs totaling $265 within Other operating expense, net in connection with the purchase agreement entered into on August 16, 2026 for the sale of two non-strategic real estate assets in Yadkinville, North Carolina. The associated tax impact was estimated to be $0 due to a valuation allowance against net operating losses in the U.S.
(3)
In the first quarter of fiscal 2026, UNIFI incurred various restructuring costs totaling $1,068 in connection with the consolidation of its yarn manufacturing operations including (i) facility closure and equipment relocation costs (including asset impairments and disposals) of $1,021, and (ii) employee separation costs of $47. The facility closure, equipment relocation, and employee separation costs were all recorded within Restructuring costs in the Condensed Consolidated Statements of Operations. The associated tax impact was estimated to be $0 due to a valuation allowance against net operating losses in the U.S.

Net Debt (Non-GAAP Financial Measure)

Reconciliations of Net Debt are as follows:

	September 27, 2026	June 28, 2026
Long-term debt	$78,756	$79,998
Current portion of long-term debt	12,087	12,371
Unamortized debt issuance costs	57	70
Debt principal	90,900	92,439
Less: cash and cash equivalents	26,091	25,072
Net Debt	$64,809	$67,367

Cash and cash equivalents

At September 27, 2026 and June 28, 2026, UNIFI’s foreign operations held nearly all consolidated cash and cash equivalents.

REPREVE Fiber

REPREVE Fiber represents UNIFI’s collection of fiber products on its recycled platform, with or without added technologies.

Non-GAAP Financial Measures

Certain non-GAAP financial measures included herein are designed to complement the financial information presented in accordance with GAAP. These non-GAAP financial measures include Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, Adjusted Net (Loss) Income, Adjusted EPS, and Net Debt (together, the “non-GAAP financial measures”).

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EBITDA represents Net (loss) income before net interest expense, income tax expense, and depreciation and amortization expense.
•
Adjusted EBITDA represents EBITDA adjusted to exclude, from time to time, certain adjustments necessary to understand and compare the underlying results of UNIFI.
•
Adjusted Net (Loss) Income represents Net (loss) income calculated under GAAP adjusted to exclude certain amounts. Management believes the excluded amounts do not reflect the ongoing operations and performance of UNIFI and/or exclusion may be necessary to understand and compare the underlying results of UNIFI.
•
Adjusted EPS represents Adjusted Net (Loss) Income divided by UNIFI’s weighted average common shares outstanding.
•
Net Debt represents debt principal less cash and cash equivalents.

The non-GAAP financial measures are not determined in accordance with GAAP and should not be considered a substitute for performance measures determined in accordance with GAAP. The calculations of the non-GAAP financial measures are subjective, based on management’s belief as to which items should be included or excluded in order to provide the most reasonable and comparable view of the underlying operating performance of the business. We may, from time to time, modify the amounts used to determine our non-GAAP financial measures.

We believe that these non-GAAP financial measures better reflect UNIFI’s underlying operations and performance and that their use, as operating performance measures, provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies.

This press release also includes certain forward-looking information that is not presented in accordance with GAAP. Management believes that a quantitative reconciliation of such forward-looking information to the most directly comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts because a reconciliation of these non-GAAP financial measures would require UNIFI to predict the timing and likelihood of potential future events such as restructurings, M&A activity, contract modifications, and other infrequent or unusual gains and losses. Neither the timing nor likelihood of these events, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of such forward-looking information to the most directly comparable GAAP financial measure is not provided.

Management uses Adjusted EBITDA (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures, and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is a key performance metric utilized in the determination of variable compensation. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because it serves as a high-level proxy for cash generated from operations.

Management uses Adjusted Net (Loss) Income and Adjusted EPS (i) as measurements of net operating performance because they assist us in comparing such performance on a consistent basis, as they remove the impact of (a) items that we would not expect to occur as a part of our normal business on a regular basis and (b) components of the provision for income taxes that we would not expect to occur as a part of our underlying taxable operations; (ii) for planning purposes, including the preparation of our annual operating budget; and (iii) as measures in determining the value of other acquisitions and dispositions.

Management uses Net Debt as a liquidity and leverage metric to determine how much debt would remain if all cash and cash equivalents were used to pay down debt principal.

In evaluating non-GAAP financial measures, investors should be aware that, in the future, we may incur expenses similar to the adjustments included herein. Our presentation of non-GAAP financial measures should not be construed as indicating that our future results will be unaffected by unusual or non-recurring items. Each of our non-GAAP financial measures has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of our results or liquidity measures as reported under GAAP. Some of these limitations are (i) it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; (ii) it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations; (iii) it does not reflect changes in, or cash requirements for, our working capital needs; (iv) it does not reflect the cash requirements necessary to make payments on our debt; (v) it does not reflect our future requirements for capital expenditures or contractual commitments; (vi) it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and (vii) other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, these non-GAAP financial measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. Investors should compensate for these limitations by relying primarily on our GAAP results and using these measures only as supplemental information.

Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain “forward-looking statements” within the meaning of federal securities laws about the financial condition and results of operations of UNIFI that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management. An example of such forward-looking statements include, among others, guidance pertaining to our financial outlook. The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “plan,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive” and words of similar import, or the negative of such words, identify or signal the presence of forward-looking statements. These statements are not statements of historical fact, and they involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement.

Factors that could contribute to such differences include, but are not limited to: the competitive nature of the textile industry and the impact of global competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing, and pricing of raw materials; general domestic and international economic and industry conditions in markets where UNIFI competes, including economic and political factors over which UNIFI has no control; changes in consumer spending, customer preferences, fashion trends, and end-uses for UNIFI's products; the financial condition of UNIFI’s customers; the loss of a significant customer or brand partner; natural disasters, industrial accidents, power or water shortages, extreme weather conditions, and other disruptions at one of our facilities; the disruption of operations, global demand, or financial performance as a result of catastrophic or extraordinary events, including, but not limited to, epidemics or pandemics; the success of UNIFI’s strategic business initiatives; the volatility of financial and credit markets, including the impacts of counterparty risk (e.g., deposit concentration and recent depositor sentiment and activity); the ability to service indebtedness and fund capital expenditures and strategic business initiatives; the availability of and access to credit on reasonable terms; changes in foreign currency exchange, interest, and inflation rates; fluctuations in production costs; the ability to protect intellectual property; the strength and reputation of our brands; employee relations; the ability to attract, retain, and motivate key employees; the impact of climate change or environmental, health, and safety regulations; and the impact of tax laws, the judicial or administrative interpretations of tax laws, and/or changes in such laws or interpretations.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on UNIFI. Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities laws. The above and other risks and uncertainties are described in UNIFI’s most recent Annual Report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by UNIFI with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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